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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12.
COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Shareholders:

        A special meeting of shareholders of Computer Horizons Corp. ("CHC") is to be held on Tuesday, October 11, 2005 at 11:00 a.m., local time, at the Hanover Marriott located at 1401 State Highway No. 10, Whippany, New Jersey. The items to be considered and voted on at the special meeting are described in the notice of special meeting of shareholders and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote the enclosed WHITE proxy card.

        YOUR PARTICIPATION AT THIS MEETING IS VITAL. As you may already be aware, the special meeting has been called at the request of a minority dissident shareholder group calling itself "The Computer Horizons Full Value Committee." The purpose of the special meeting is to consider proposals made by the dissident shareholder group and opposed by the existing CHC board of directors and management. The proposals seek to remove all of the existing members of the CHC board of directors without cause and to replace the board with the dissident shareholder group's own nominees. You, the CHC shareholders, recently re-elected the existing members of the CHC board by a significant majority of the shares voting at the CHC annual meeting of shareholders held on May 18, 2005, some four weeks after the Company announced its proposed merger with Analysts International Corporation. Based on the lack of specificity concerning the Company's business and prospects in the dissident shareholder group's proxy materials and public statements, we believe that the dissident shareholder group displays a lack of understanding of our business and industry, as well as a lack of vision about the future of CHC and the company's greater potential.

        The CHC board of directors is deeply committed to CHC and its shareholders and is continuing its efforts to enhance shareholder value. In the board's opinion, the dissident shareholder group's proposals are not in the best interests of all of CHC's shareholders but, instead, were made in furtherance of the dissident shareholder group's own interests to take control of your company without giving you, the CHC shareholders, any immediate value in return. The dissident shareholder group is attempting to take control of CHC but has not offered to buy your shares of CHC common stock or to pay you a control premium for obtaining control. For these reasons, among others, the CHC board is soliciting proxies against the dissident shareholder group's proposals. We urge you to join the board of directors in opposing the dissident shareholder group's proposals by voting "AGAINST" the dissident shareholder group's proposal to remove the current members of the CHC board of directors without cause.

        THE FUTURE OF CHC IS IN YOUR HANDS. WE URGE YOU TO VOTE "AGAINST" PROPOSALS 1 AND 2 BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD AND "WITHHOLD AUTHORITY" ON PROPOSAL 3. You may attend the special meeting and vote in person, or you may vote by returning a proxy card for the special meeting. Whether or not you plan to attend the special meeting, however, we request that you sign, date and return the enclosed WHITE proxy card promptly in the enclosed pre-addressed, postage-paid envelope.

        We can assure you that the CHC board of directors and management will continue to act in the best interests of ALL of CHC's shareholders.

        If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Morrow & Co., Inc., toll free at 800-607-0088; banks and brokers may call 800-654-2468.

        We appreciate your continued support.

Sincerely,
Earl L. Mason Chairman of the Board of Directors	William J. Murphy President and Chief Executive Officer

COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF COMPUTER HORIZONS CORP.:

        NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Computer Horizons Corp., a New York corporation ("CHC"), will be held on Tuesday, October 11, 2005 at 11:00 a.m., local time, at the Hanover Marriott located at 1401 State Highway No. 10, Whippany, New Jersey to consider and vote on the following proposals:

          1.     A proposal by a dissident shareholder group to remove all of the existing directors serving on the CHC board of directors without cause. The CHC board unanimously recommends a vote "AGAINST" this proposal.

          2.     A proposal by a dissident shareholder group to fix the number of directors comprising the CHC board of directors at five (5) directors. The CHC board unanimously recommends a vote "AGAINST" this proposal.

          3.     A proposal by a dissident shareholder group to fill the vacancies on the board of directors created by the removal of the current directors by electing five new directors nominated by the dissident shareholder group to serve as members of the board of directors until the next annual meeting of shareholders. The CHC Board unanimously recommends that you "WITHHOLD AUTHORITY" on this proposal.

        THE EFFECTIVENESS OF EACH OF THE ABOVE PROPOSALS IS CONDITIONED UPON THE EFFECTIVENESS OF THE OTHERS.

        No other business may be transacted at the special meeting.

        The CHC board has fixed the close of business on September 12, 2005 as the record date for the special meeting. Only CHC shareholders of record at that time are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement.

        The CHC board of directors is opposing the dissident shareholder group's proposals.

        This special meeting is extremely important to all CHC shareholders in light of the dissident shareholder group's attempt to take control of the CHC board. Your vote is critical. All CHC shareholders are cordially invited to attend the special meeting in person. However, even if you expect to attend the special meeting, please complete, sign and date the enclosed WHITE proxy card and return it promptly in the enclosed pre-addressed, postage-paid envelope. You can revoke your proxy at any time before it is exercised by giving written notice to the secretary of CHC, or by submitting another proxy, or attending the special meeting and voting in person.

        Whether or not you plan to attend the special meeting and regardless of the number of shares of common stock you own, the CHC board unanimously recommends that you vote "AGAINST" proposals 1 and 2 and that you "WITHHOLD AUTHORITY" on proposal 3. We urge you not to sign or return any BLUE proxy card that may be sent to you by the dissident shareholder group even as a protest vote against them. If you previously voted on the dissident shareholder group's BLUE proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy card will count.

BY ORDER OF THE BOARD OF DIRECTORS,
Michael C. Caulfield, Esq.
Secretary

Mountain Lakes, New Jersey
September 15, 2005

TABLE OF CONTENTS

SPECIAL MEETING OF SHAREHOLDERS	2
Date, Time and Place of the Special Meeting	2
Purpose of the Special Meeting—The Proxy Contest	2
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	4
PROPOSALS TO BE VOTED ON	9
Proposal 1—REMOVAL OF CHC'S DIRECTORS WITHOUT CAUSE	9
Proposal 2—FIXING THE NUMBER OF MEMBERS COMPRISING THE BOARD AT FIVE MEMBERS	9
Proposal 3—ELECTION OF DIRECTORS	9
THE BOARD OF DIRECTORS	10
EXECUTIVE OFFICERS OF THE COMPANY	11
CORPORATE GOVERNANCE	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	16
CHANGE OF CONTROL PROVISIONS	19
EXECUTIVE COMPENSATION	19
OPTION GRANTS IN LAST FISCAL YEAR	21
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2004 OPTION VALUES	22
EQUITY COMPENSATION PLAN INFORMATION	22
COMPENSATION COMMITTEE REPORT	23
DIRECTORS' COMPENSATION	26
PERFORMANCE GRAPH	27
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
AUDIT AND NON-AUDIT FEES	28
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR	28

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 11, 2005

        COMPUTER HORIZONS CORP.
49 OLD BLOOMFIELD AVENUE
MOUNTAIN LAKES, NEW JERSEY 07046-1495
THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

        We are sending you this proxy statement as part of a solicitation of proxies by the board of directors of Computer Horizons Corp. ("CHC") for use at the special meeting of CHC's shareholders, and at any adjournment, postponement, continuation or rescheduling of the meeting. We anticipate that the notice of special meeting, this proxy statement and the accompanying WHITE proxy card will first be mailed to the holders of our common stock, $.10 par value per share, on or about September 15, 2005.

        The special meeting is scheduled to be held at 11:00, local time, on Tuesday, October 11, 2005 at the Hanover Marriott located at 1401 State Highway No.10, Whippany, New Jersey.

Purpose of the Special Meeting—The Proxy Contest

        On July 22, 2005, a dissident shareholder group comprised of Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC, Eric Rosenfeld, F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott and Stephen T. Braun, calling themselves The Computer Horizons Full Value Committee (together, the "Dissident Group"), filed a Statement on Schedule 13D (the "Schedule 13D") disclosing a combined ownership of CHC common stock equal to 10.3% of the issued and outstanding CHC common stock. The Dissident Group's Schedule 13D further disclosed the Dissident Group's opposition to CHC's previously announced proposed merger with Analysts International Corporation ("Analysts") and the Dissident Group's intentions to solicit proxies in opposition to the proposed merger and, eventually, to call a special meeting of the shareholders of CHC for the purpose of removing all of the existing members of the CHC board of directors, without cause, and replacing them with the Dissident Group's own slate of director nominees. Ironically, despite the Dissident Group's criticism of CHC's proposed merger with Analysts, most of the Dissident Group's holdings in CHC were acquired beginning on May 31, 2005, subsequent to CHC's first public announcement concerning the proposed merger which occurred almost 6 weeks earlier on April 13, 2005.

        Also on July 22, 2005, the Dissident Group filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission indicating its opposition to CHC's proposed merger and soliciting proxies against the approval of CHC's proposals in furtherance of the proposed merger. CHC's registration statement containing the joint proxy statement/prospectus of CHC and Analysts was declared effective by the Securities and Exchange Commission on August 4, 2005 and the joint proxy statements were mailed to shareholders of both CHC and Analysts in connection with the special meeting on September 2, 2005 at which the proposals in furtherance of the proposed merger were considered and voted. The Dissident Group's opposition materials subsequently became definitive and these materials have also been mailed to our shareholders.

        CHC's proposed merger with Analysts was in accordance with an Agreement and Plan of Merger entered into on April 12, 2005, pursuant to which Analysts was to merge into and with JV Merger Corp., a Minnesota corporation and a wholly-owed subsidiary of CHC, as a result of which Analysts was to become a wholly-owned subsidiary of CHC. In the event that the proposed merger was completed, shareholders of Analysts would have received 1.15 shares of CHC common stock for each share of Analysts common stock that they owned on the date that the merger was completed. As a result of the merger, Analysts shareholders would have held approximately 48% and CHC shareholders would have held approximately 52% of the outstanding shares of CHC common stock immediately after the merger, exclusive of outstanding CHC and Analysts options to purchase shares of CHC common stock and Analysts common stock, respectively. The special meeting of CHC's shareholders took place on September 2, 2005 and preliminary results indicated that a majority of the shares which voted on the proposals relating to the proposed merger voted against such proposals. The special meeting was adjourned until September 7, 2005 for the sole purpose of allowing the tabulation of the proxies and ballots and allowing for the final certification of the voting. On September 7, 2005, the special meeting was reconvened for acceptance of the final report of the inspector of election which indicated that the proposals relating to the proposed merger had not been approved and, as such, that the merger would not be consummated.

        On July 27, 2005, CHC received a request from the Dissident Group to call a special meeting of the shareholders of CHC for the following purposes: (i) to remove all of the existing directors serving on the CHC board of directors without cause, (ii) to fix the number of directors constituting the CHC board of directors at five (5) directors and (iii) to elect five (5) directors nominees to be selected by the Dissident Group to fill the vacancies created by the removal of the current CHC directors. After advising the Dissident Group's counsel that the request was improper under CHC's bylaws, CHC received a second request on August 2, 2005, which request was proper. The notice of special meeting provided herewith and this proxy statement are provided in connection with this special meeting called at the Dissident Group's request. The meeting was originally scheduled for September 22, 2005. On September 9, 2005, CHC and the Dissident Group entered into an agreement to postpone the date of the Special Meeting to October 11, 2005.

        The Dissident Group would have you believe that its actions are in the best interests of CHC and you, the CHC shareholders. Contrary to the implication raised by the name the Dissident Group calls itself, the CHC board believes that the Dissident Group is not interested in obtaining the full value of CHC for all of its shareholders and does not have the best long-term interests of our shareholders, employees, customers and businesses in mind. Although the Dissident Group is attempting to take control of your Company, they are not giving you, the CHC shareholders, any immediate value in return. They are not offering to buy your CHC shares or to pay a control premium. In addition, we believe they offer little in the way of an articulated credible strategy on how to improve your Company in order to return value to you in the future other than a list of generic initiatives and an intention to replace current directors with their own nominees.

        In contrast, the existing CHC board has been and remains committed to maximizing value for all shareholders. Our strategy has been articulated and clear and our efforts in furtherance of that strategy are evidenced by the acquisition of RGII Technologies, Inc. and Automated Information Management, Inc. in recent years and our proposed acquisition of Analysts International Corporation through the proposed merger which is the subject of the September 2, 2005 special meeting of shareholders. While there can be no guarantee of success, we are committed to exploration of all possible means of maximizing shareholder value.

        For these reasons, the existing CHC board, your board, seeks your support. Your board recommends that you reject the proposals of the Dissident Group to remove the existing CHC board and strongly urges you to vote "AGAINST" Proposals 1 and 2 of the Dissident Group and "WITHHOLD AUTHORITY" for proposal 3. Please disregard the Dissident Group's BLUE proxy card. Instead, sign, date and return the enclosed WHITE proxy card TODAY using the accompanying pre-addressed, postage-paid envelope. If you have previously voted and returned a BLUE proxy card, you have the right to change your vote—simply sign, date and return the enclosed WHITE proxy card using the pre-addressed, postage-paid envelope provided. Only your latest dated proxy card will count.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

        The following are some questions that you may have regarding the matters being considered at the special meeting of shareholders as well as brief answers to those questions. CHC urges you to read the remainder of this proxy statement carefully because the information below does not provide all of the information that might be important to you.

Q:
When and where will the special meeting of the shareholders of CHC take place and who is entitled to vote at the meeting?

A:
The special meeting of CHC shareholders will take place on Tuesday, October 11, 2005, at 11:00 a.m., local time, at the Hanover Marriott located at 1401 State Highway No. 10, Whippany, New Jersey. You may attend the special meeting of CHC and vote your shares in person, rather than completing, signing, dating and returning your proxy card but whether or not you intend to attend the special meeting, we urge you to complete, sign, date and return your proxy card TODAY. You may revoke the proxy at any time by completing another proxy card; only your latest dated proxy card will count.

CHC shareholders are entitled to vote at the special meeting if they owned shares of CHC common stock as of the close of business on September 12, 2005, the record date. On the record date, there were 31,427,849 shares of CHC common stock entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each share of CHC common stock that they owned on the record date.

Q:
Why am I receiving this proxy statement?

A:
Pursuant to the terms of our bylaws, any shareholder or shareholders owning 10% or more of CHC's common stock has the right to request that a special meeting of the shareholders be called. A group of shareholders comprised of Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC, Eric Rosenfeld, F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott and Stephen T. Braun calling themselves The Computer Horizons Full Value Committee (together, the "Dissident Group"), requested that a special meeting be called for the purposes of removing the existing CHC board of directors without cause, fixing the number of directors to comprise the board of directors at five (5) directors and electing five (5) new directors nominated by the Dissident Group to fill the vacancies created by removing the existing CHC directors.

The CHC board of directors opposes such proposals and it is in connection with its solicitation in opposition that you are receiving this proxy statement.

Q:
Why is the Dissident Group proposing the removal of the existing CHC board of directors and its other proposals?

A:
You will receive or you may have already received materials from the Dissident Group which contain allegations against the existing CHC board of directors intended to support the Dissident Group's position that the existing CHC board of directors should be removed without cause. The CHC board believes that these allegations are baseless. The CHC board has strived in the past and currently continues to strive for the best interests of the shareholders and believes that the Dissident Group is looking to take control of CHC without providing CHC shareholders with any immediate value in return.

Q:
What do I need to do now?

A:
Please carefully read and consider the information contained in this proxy statement and vote your shares in any of the ways provided in this proxy statement.

Q:
How does the existing CHC board of directors recommend I vote?

A:
THE CHC BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES "AGAINST" PROPOSALS 1 AND 2 AND THAT YOU "WITHHOLD AUTHORITY" ON PROPOSAL 3.

Q:
What should I do with the BLUE proxy card I may receive from the Dissident Group?

A:
The CHC board recommends that you do nothing with the BLUE proxy card. The board recommends that you sign, date and return the WHITE proxy card. If you have already returned a BLUE proxy card, you can effectively revoke it by signing, dating and returning the WHITE proxy card.

Q:
What voting choices do I have?

A:
You may vote AGAINST, FOR or ABSTAIN on proposals 1 and 2. As to proposal 3 relating to the election of new directors, you may WITHHOLD AUTHORITY to vote for all of the Dissident Group's director nominees, WITHHOLD AUTHORITY to vote on some of the Dissident Group's director nominees or vote for all of the Dissident Group's director nominees. AGAIN, THE BOARD RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSALS 1 AND 2 AND THAT YOU "WITHHOLD AUTHORITY" ON PROPOSAL 3.

If you sign your WHITE proxy card but do not make any selections, you will give authority to William J. Murphy, our President and Chief Executive Officer, and Michael C. Caulfield, our General Counsel, to vote on the proposals. Messrs. Murphy and Caulfield intend to use that authority to vote "AGAINST" proposals 1 and 2 and "WITHHOLD AUTHORITY" on proposal 3.

Q:
How do I get admitted to the special meeting?

A:
Either an admission ticket or a brokerage statement or other proof of ownership of CHC common stock, as well as a form of personal identification, must be presented in order to be admitted to the special meeting. An admission ticket is provided with this proxy statement, but CHC shareholders may also request an admission ticket by contacting the Secretary of CHC in advance of the special meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:
How do I vote my shares?

A:
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you directly by CHC. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the October 11th special meeting. We have enclosed a proxy card for you to use. You may complete and mail the enclosed proxy card using the pre-addressed, postage paid envelope provided.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction form, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker or nominee how to vote. Your ability to vote by telephone or the Internet depends on the voting processes of your broker or nominee. Please follow the instructions on the enclosed voting instruction form carefully.

Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the October 11th special meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

The broker, bank or other nominee that holds your shares cannot vote upon shares, unless you provide them with your instructions on how to vote your shares.

Q:
What happens if I do not vote or do not provide the broker or bank which holds my shares in "street name" with instructions on how to vote my shares?

A:
If you do not vote either in person or by proxy at the special meeting, your shares of CHC common stock will not be counted as present at the meeting for the purpose of determining the presence of a quorum for the meeting. If you affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be counted as a vote cast at the meeting. Therefore, your failure to vote or an abstention will not affect the voting results of the proposal to remove the directors without cause or the proposal to fix the number of directors comprising the board of directors.

Q:
May I change my vote?

A:
You may revoke your proxy at any time before it is voted at the applicable special meeting in several ways: (i) you may send in another proxy dated later than the first proxy, (ii) you may vote in person at the meeting (though attendance at the special meeting will not, in and of itself, constitute revocation of a proxy), (iii) you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy and, if you wish to, you may vote again. Please note that the delivery of a subsequently dated proxy which is properly completed and executed will constitute the revocation of any earlier proxy. For shares which you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the special meeting, by attending the meeting and voting in person.

Q:
Am I entitled to dissenters' rights?

A:
No. You will not be entitled to dissenters' rights in connection with any of the proposals to be considered at the special meeting.

Q:
If my shares are held in "street name" by my broker, will my broker, bank or nominee vote my shares for me on the proposals at the special meeting?

A:
No. The broker, bank or other nominee that holds your shares cannot vote upon shares at the special meeting unless you provide them with your instructions on how to vote your shares. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote your shares.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you are a record holder of your shares of CHC common stock and your shares are registered in more than one name, you will receive more than one proxy card for the special meeting. If you hold your shares of CHC common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, you will receive materials from the Dissident Group as well as these materials. The existing CHC board of directors recommends that you vote the WHITE proxy card only; please complete, sign, date and return each WHITE proxy card and voting instruction card.

Q:
What constitutes a quorum?

A:
A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes and votes withheld from director nominees are included in the count to determine a quorum.

Q:
What vote is required by CHC shareholders in connection with each proposal?

A:
The Dissident Group cannot remove the existing CHC board of directors without cause unless the removal is approved by the affirmative vote of the holders of a majority of the shares of CHC common stock represented and voting at the CHC special meeting, assuming a quorum is present. The affirmative vote of the holders of a majority of the shares of CHC common stock represented and voting at the special meeting, assuming a quorum is present is needed to approve proposal 2, the fixing of the board at five (5) directors. A plurality of the votes cast (i.e. the directors receiving the highest number of votes cast in favor of their election will be elected as directors) is required under proposal 3 as to the election of new directors. The Dissident Group has disclosed in its proxy materials that the effectiveness of each proposal is conditioned upon the effectiveness of the other proposals. As such, if any of the proposals do not receive the required vote, none of the proposals will be deemed to have passed.

Q:
Who will count the votes?

A:
We have retained IVS Associates, Inc. to tabulate the votes and act as independent Inspector of Election in connection with the special meeting. IVS Associates has been retained on two separate occasions to perform such functions, most recently, in connection with our special meeting held on September 2, 2005 and, previously, in connection with our annual meeting in May 2003 at which an opposition slate of director nominees was proposed by a shareholder. In our agreement with IVS Associates, IVS Associates has agreed to act as Inspector of Election and to provide vote tabulation services in connection with the special meeting to be held on September 22, 2005 in consideration of a stated fee plus reasonable out-of-pocket expenses and disbursements. The agreement further provides that CHC will indemnify IVS Associates against any loss it may sustain in connection with the services it provides under the engagement other than as a result of its own gross negligence.

Q:
How do I submit shareholder proposals and nominations for the 2006 Annual Meeting?

A:
If a shareholder wants to submit a proposal for inclusion in CHC's proxy material for the 2006 annual meeting, it must be received by the Secretary no later than December 9, 2005. Proxies solicited by the Board of directors for the 2006 Annual Meeting may be voted at the discretion of the persons named in such proxies or their substitutes with respect to any shareholder proposal not included in CHC's proxy statement if CHC does not receive notice of such proposal on or before March 1, 2006.

Q:
How will proxies for the special meeting be solicited?

A:
Proxies may be solicited, without additional compensation, by directors, officers or employees of CHC by mail, telephone, telegram, by email, in person or otherwise. Appendix I to this proxy statement sets forth certain information relating to CHC's directors, officers and other employees of CHC who will be soliciting proxies from individual holders of record, brokers, banks, bank nominees and other institutional holders on our behalf. In addition, we have retained Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, New York 10022, to assist in soliciting proxies. In our agreement with Morrow & Co., Morrow & Co. has agreed to provide solicitation and advisory services in connection with the solicitation in consideration of a stated fee of $150,000 plus a $25,000 advance against expenses and disbursements. The agreement further provides that CHC will indemnify Morrow & Co. against any loss it may sustain in connection with the solicitation other than as a result of its own gross negligence, bad faith or willful misconduct.

Q:
Who will bear the cost of soliciting proxies?

A:
We will bear our costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward our proxy materials to the beneficial owners of CHC common stock and obtain their voting instructions. We will reimburse those firms for their reasonable out-of-pocket expenses in accordance with the rules of the SEC and the Nasdaq Stock Market. Costs of this solicitation of proxies, other than the fees of Morrow & Co. which are described above, are currently estimated to be approximately $60,000. We estimate that through the date hereof, our expenses in connection with this solicitation are approximately $80,000.

Q:
Who should I call with questions?

A:
If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should contact:

Computer Horizons Corp. 49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495 Attn: Investor Relations Telephone: (973) 299-4000 ext. 1111	OR	Morrow & Co., Inc. 445 Park Avenue, 5th Floor New York, New York 10022 call toll-free: (800)607-0088 chc.info@morrowco.com Banks and brokerage firms please call (800)654-2468

PROPOSALS TO BE VOTED ON

Proposal 1—REMOVAL OF CHC'S DIRECTORS WITHOUT CAUSE

        The Dissident Group proposes to remove, without cause, all persons currently serving as directors of CHC. All of such individuals were re-elected as members of the CHC board by a significant majority of the shares voting at the CHC annual meeting of shareholders held on May 18, 2005, some four weeks after the Company announced its proposed merger with Analysts International Corporation.

Name	Current Position
Earl L. Mason	Chairman of the Board, Director
William J. Murphy	President and Chief Executive Officer, Director
William M. Duncan	Director
Eric P. Edelstein	Director
William M. Marino	Director
Edward Obuchowski	Director

        For information about these individuals, please see the section entitled "The Board of Directors" beginning on page 9.

        If Proposal 1 is approved, none of the current members of the CHC board will be candidates for election. Accordingly, the existing CHC board is not soliciting proxies for the election of new directors. The CHC board is focusing its efforts on soliciting proxies "AGAINST" Proposal 1. We believe that the removal of the existing CHC board of directors would not be in the best interests of all of the CHC shareholders and would jeopardize the value of CHC shareholders investments in CHC. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL ON THE WHITE PROXY CARD.

Proposal 2—FIXING THE NUMBER OF MEMBERS COMPRISING THE BOARD AT FIVE MEMBERS

        If Proposal 1 is approved, the Dissident Group proposes to fix the number of members comprising the CHC board at five members. This proposal is intended to ensure that, if elected as directors, the Dissident Group's nominees will constitute the entire board of directors of CHC. THIS PROPOSAL WOULD FACILITATE THE DISSIDENT GROUP'S PLAN TO TAKE CONTROL OF YOUR COMPANY. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE WHITE PROXY CARD.

Proposal 3—ELECTION OF DIRECTORS

        In its attempt to take control of the CHC board of directors and of CHC, the Dissident Group is seeking to elect its own slate of five nominees to replace the existing board of directors (re-elected by the CHC shareholders only four months ago) if Proposals 1 and 2 are approved by the CHC shareholders and the incumbent board is removed. In the event that either Proposal 1 or 2 is not passed there will be no election of directors at the special meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE DISSIDENT GROUP'S NOMINEES WOULD NOT BE IN THE BEST INTERESTS OF ALL OF CHC'S SHAREHOLDERS AND URGES YOU TO "WITHHOLD AUTHORITY" ON PROPOSAL 3.

THE BOARD OF DIRECTORS

        The following table sets forth certain information regarding the existing members of the CHC board of directors on September 12, 2005:

Director	Director's Age	Director Since
William M. Duncan(1)(2)	66	1999

From 1992 until his retirement in 2004, Mr. Duncan served as a Senior Vice President of JPMorgan Chase Bank. Currently, Mr. Duncan is the Director of International Studies at Stony Brook University, New York.
Eric P. Edelstein(1)(2)(3)	55	2003

Mr. Edelstein served in various capacities with Arthur Andersen LLP from September 1972 until his retirement in August 2002, most recently as Managing Partner of the Business Consulting Practice. Currently, Mr. Edelstein is an Executive Vice President and Chief Financial Officer of Griffon Corporation, a leading manufacturer of building products and laminated specialty plastic films used in the healthcare industrial market. Mr. Edelstein is a director and a member of the Audit Committee of Valley National Bank.
William J. Marino(1)(2)	61	2002

Mr. Marino has been President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey since January 1994. Mr. Marino is a director of Sealed Air Corporation and a member of its Compensation Committee.
Earl L. Mason(1)(2)(3)	58	1999

From 1999 until his retirement in 2000, Mr. Mason was President and Chief Executive Officer of Alliant Exchange Inc., a national food distributor. From 1996 to 1999, Mr. Mason was Senior Vice President and Chief Financial Officer of Compaq Computer Corp. Mr. Mason is a director of EMJ Metals and the Chairman of its Audit Committee and is a Trustee of The Eastern Point Advisors Funds Trust.
William J. Murphy	61	1999
Mr. Murphy has been President and Chief Executive Officer of CHC since March 2003; and, prior to that, he was Chief Financial Officer of CHC from January 1997 to March 2003.
Edward J. Obuchowski(1)(3)	59	2004

From December 1999 until his retirement in February 2002, Mr. Obuchowski was Senior Vice President and Chief Information Officer of Alliant Exchange Inc., a national food distributor. From February 1998 until December 1999, Mr. Obuchowski was Vice President Internal Audit of Compaq Computer Corp.

(1)
Member of the Corporate Governance/Nominating Committee

(2)
Member of the Compensation Committee

(3)
Member of the Audit Committee

        The current board has served on the CHC board for a cumulative 25 years.

Executive Officers of the Company

        The following table sets forth certain information with respect to the executive officers of the Company. All the positions listed are or were held by such officers with the Company as of September 12, 2005.

NAME	AGE	TITLE	PERIOD POSITION HELD
William J. Murphy	61	President and CEO Director Executive Vice President and Chief Financial Officer	2003–Present 1999–Present 1997–2003
Michael J. Shea	45	Chief Financial Officer Vice President Controller	2003–Present 1996–Present 1995–2003
John E. Ferdinandi(1)	34	Corporate Controller	2004–Present

(1)
Mr. Ferdinandi has resigned his position with the Company, effective September 16, 2005, to pursue an opportunity outside of the Company.

CORPORATE GOVERNANCE

        Our board of directors and senior management have adopted and adhered to corporate governance practices that we believe maximize shareholder value in a manner consistent with the highest standards of integrity. We continually review and update our governance practices based on the standards of the National Association of Securities Dealers, legal requirements, SEC regulations and best practices recommended by governance authorities.

        Several of our significant corporate governance practices include:

  •
  Our board has determined that six of the seven directors currently serving on the board are "independent directors" as defined under the listing standards of the National Association of Securities Dealers.

  •
  All members of the Audit Committee, Governance/Nominating Committee and Compensation Committee are independent.

  •
  Our independent directors meet at each regularly scheduled meeting without the presence of management.

  •
  Our Internal Audit department and independent outside auditors meet privately with the Audit Committee at all scheduled meetings.

  •
  We continually review and assess our Company Code of Business Conduct and Ethics, with a hotline available to all employees to anonymously report concerns related to accounting, internal accounting controls or auditing matters.

        We have made available on our website CHC's Corporate Governance Guidelines and Code of Business Conduct and Ethics at www.computerhorizons.com.

Meeting Attendance

        The CHC board of directors was comprised of seven members until September 8, 2005 when Mr. Matthews resigned from the board. The board held twelve meetings and the standing committees held twenty-four meetings in 2004. Each director attended at least 75% of the meetings of the board held in 2004 and meetings held by all committees of the board on which such director served during the period that the director so served in 2004.

        Directors are expected to attend CHC's annual meeting of shareholders each year. Five of the seven directors serving on the board at the time of CHC's 2004 annual meeting of shareholders attended that meeting.

Board Independence

        The CHC board of directors has reviewed the independence of each director under the listing standards of the National Association of Securities Dealers. Based upon its review, the CHC board has determined that all of the six directors currently serving on the board are "independent directors" as defined under the listing standards of the National Association of Securities Dealers and Messrs. Edelstein, Mason and Obuchowski also meet the additional independence standards for Audit Committee members.

Communications with the Board of Directors

        Shareholders may communicate with the board by writing to the Secretary of the Company at Computer Horizons Corp., c/o the Board of Directors (or, at the shareholder's option, c/o Earl L. Mason, Chairman of the Board), 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046. The Secretary will ensure that this communication (assuming it is properly marked c/o of the Board of

Directors or c/o Earl L. Mason, Chairman of the Board) is delivered to the board or the specified director as the case may be.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        CHC committed to sound corporate governance principles as such principles are essential to the reputation of CHC and to the ethical conduct of its business and its relationship with others both inside and outside of the Company. CHC has adopted Corporate Governance Guidelines as the formal codification of certain corporate governance practices developed by the board of directors over the Company's history as well as new practices to be implemented to help the board to fulfill its responsibilities to shareholders. The Company has also adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors. CHC's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's web site at www.computerhorizons.com.

Committees of the Board

        The CHC board of directors has three standing committees: an Audit Committee, a Corporate Governance/Nominating Committee and a Compensation Committee. The CHC board has adopted, and may amend from time to time, a written charter for each of these committees. CHC makes available on its web site at www.computerhorizons.com, copies of each of these charters. CHC is not including the information contained on or available through its web site as a part of, or incorporation of such information by reference into, this proxy statement.

        What follows is a description of each committee, its members and its responsibilities.

Audit Committee

        The Audit Committee is comprised of Eric Edelstein (Chair), Earl Mason and Edward Obuchowski. The CHC board of directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is "independent" under the current listing standards of the National Association of Securities Dealers applicable to Audit Committee members. The CHC board has further determined, in its business judgment, that each member of the Audit Committee is financially literate and that Mr. Edelstein qualifies as an "audit committee financial expert" as defined by applicable rules promulgated by the Securities and Exchange Commission. The Audit Committee met fourteen times in 2004. The CHC board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. A copy of this charter is available at the Company's web site www.computerhorizons.com.

        As set forth in the Audit Committee charter, the Audit Committee has responsibility for assisting the board in, among other things, overseeing: the integrity of CHC's financial statements, CHC's compliance with legal and regulatory requirements, the qualification, independence and performance of the independent auditors and the performance of CHC's internal audit function. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the Securities and Exchange Commission. The Committee's functions include: review and evaluation of the qualifications and performance of the independent auditor including, appointment and replacement of the independent auditor, compensation and supervision of the independent auditor and pre-approval of all audit services and permitted non-audit services; review and discussion with management and the independent auditor of interim and annual financial statements and related management's discussion and analysis and related releases to the public of such information; oversight of the internal audit function including evaluation of performance, budget and staffing; review with management and the internal auditors the adequacy of CHC's financial reporting systems and business process controls;

review of significant complaints regarding accounting, internal accounting controls or auditing matters; and review and reassessment of the Code of Business Conduct and Ethics.

Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee is comprised of Messrs. Duncan, Edelstein, Marino (Chair), Mason and Obuchowski. The CHC board of directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Corporate Governance/Nominating Committee met six times in 2004. The CHC board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at CHC's web site www.computerhorizons.com.

        As set forth in the Corporate Governance/Nominating Committee charter, the Corporate Governance/ Nominating Committee has responsibility for assisting the board in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. CHC's Corporate Governance Guidelines outline the criteria utilized by the Corporate Governance/Nominating Committee in evaluating Board candidates' qualifications and is available on CHC's website www.computerhorizons.com.

        At a minimum, each director should:

  •
  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

  •
  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of a director's responsibilities;

  •
  be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and board committee member (including developing and maintaining sufficient knowledge of the Company and its industry, reviewing and analyzing reports and other information important to board and committee responsibilities, preparing for, attending and participating in board and committee meetings and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the balance, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

        In addition, the Corporate Governance/Nominating Committee believes that specific criteria should:

  •
  take into account any particular needs of the Company based on its business, size, ownership, growth objectives, community, customers and other characteristics and will need to be adjusted and refocused as these Company characteristics change and evolve;

  •
  prepare at least annually a list of any specific criteria so identified that are not adequately represented on the Board and, when practical, the Corporate Governance/Nominating Committee should indicate the most significant deficiencies that should be given the highest priority in recruiting new director candidates possessing the missing criteria.

        Shareholders wishing to recommend a candidate for consideration by the Corporate Governance/ Nominating Committee may do so by writing to the Secretary, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495 by the date specified elsewhere in this proxy statement. Recommendations should include (a) the qualifications of the proposed nominee, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee, (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation, and (e) a representation that the shareholder nominating the candidate is a holder of CHC's stock entitled to vote at the meeting.

Compensation Committee

        The Compensation Committee is comprised of Messrs. Duncan (Chair), Edelstein, Marino and Mason. The CHC board of directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Compensation Committee met four times in 2004. The CHC board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. A copy of this charter is available at CHC's web site www.computerhorizons.com.

        As set forth in the Compensation Committee charter, the Compensation Committee has responsibility for assisting the board in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of CHC; assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of CHC; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the Securities and Exchange Commission; periodically evaluating the terms and administration of CHC's incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to directors and executive officers of CHC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table presents certain information with respect to the beneficial ownership of shares of CHC's common stock (its only class of voting securities) on September 12, 2005 (except as noted otherwise), by (a) persons owning more than 5% of such shares, (b) each director, (c) the named executive officers identified in the Summary Compensation Table, and (d) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)(2) as of September 12, 2005		Percent of Class
William J. Murphy 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	241,476		(3)
Michael J. Shea 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	144,948		(3)
John E. Ferdinandi 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	1,667		(3)
William M. Duncan 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	75,000		(3)
Earl L. Mason 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	100,000		(3)
William J. Marino 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	47,200		(3)
Eric P. Edelstein 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	25,000		(3)
Edward J. Obuchowski 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	25,000		(3)
All directors and executive officers as a group (nine persons)	660,291	(4)	2.20%
Dimensional Fund Advisors, Inc 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,957,883	(5)	6.25%
Royce and Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,606,600	(6)	8.32%

Group comprised of	3,226,600	(7)	10.3%
Crescendo Partners, II, L.P., Series R
Crescendo Investments II, LLC
Eric Rosenfeld
10 East 53rd Street, 35th Floor
New York, NY 10022
F. Annette Scott Florida Trust
Richard L. Scott Florida Trust
Scott Family Florida Partnership Trust
Richard L. Scott
700 11th Street S, Suite 101
Naples, FL 34102
Stephen T. Braun
c/o Boult Cummings Conners & Berry, PLC
1600 Division Street, Suite 700
Nashville, TN 37203
The Computer Horizons Full Value Committee

(1)
Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above. Includes shares that can be purchased by exercising options which were exercisable, or can be exercised within 60 days of, the record date.

(2)
Includes 340,159 shares issuable upon exercise of options to purchase CHC common stock as follows: Murphy, 203,867; Shea, 131,292; Ferdinandi, 5,000; Duncan, 70,000; Mason, 60,000; Marino, 40,000; Edelstein, 20,000; Obuchowski, 20,000.

(3)
Less than 1%.

(4)
Includes all shares issuable upon exercise of options to purchase CHC common stock included in note 2.

(5)
As reported in its Schedule 13G, dated February 9, 2005, Dimensional Fund Advisors, Inc. has sole voting and dispositive power over 1,957,883 shares of CHC common stock with no shared voting power or shared dispositive power.

(6)
As reported in its Schedule 13G, dated January 24, 2005, Royce and Associates, LLC has sole voting and dispositive power over 2,606,600 shares of CHC common stock with no shared voting power or shared dispositive power.

(7)
As reported in its Schedule 13D, dated July 22, 2005, a group comprised of Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC, Eric Rosenfeld, F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott, Stephen T. Braun and the Computer Horizons Full Value Committee stated that as of July 22, 2005 the group has beneficial ownership of 10.3% of CHC common stock with each of Crescendo Partners II, L.P., Series R and Crescendo Investments II, LLC and Eric Rosenfeld having sole voting and dispositive power over 2,401,600 shares of CHC common stock; each of F. Annette Scott Florida Trust and Richard L. Scott having sole voting and dispositive power over 333,996 shares of CHC common stock; Richard L. Scott Florida Trust having sole voting and dispositive power over 305,481 shares of CHC common stock; Scott Family Florida Partnership Trust having sole voting and dispositive power over 185,523 shares of CHC common stock; Stephen T. Braun having sole voting and dispositive power over 491,004 shares of CHC common stock and the Computer Horizons Full Value Committee having sole voting and dispositive power over 3,226,600 shares of CHC common stock.

CHANGE OF CONTROL PROVISIONS

        In the event that the Dissident Group's proposals are approved and its nominees are elected, the following change of control obligations will be triggered:

        CHC is a party to non-qualified supplemental executive retirement benefit agreements ("SERPs") which contain change of control provisions with eleven of its employees. In addition, CHC is a party to employment agreements which contain change of control provisions with fifteen employees some of whom are also parties to SERPs. The change of control provisions contained in these agreements require the payment of specified amounts to the individuals who are party to them upon the occurrence of any event constituting a change of control of CHC or at some later date (in the case of some of the employment agreements). Except as set forth below, the change of control provisions in the employment agreements, including William Murphy's and Michael Shea's, require the payment of specified amounts to the individuals who are party to them within five days of:

  •
  the end of the employment term specified in each employment agreement;

  •
  the termination of the employee other than for cause or disability (as that term is defined in each employment agreement); or

  •
  the termination by the employee for good reason.

        Good reason is defined in each of these employment agreements to mean (1) a material demotion of the employee or material decrease in the employee's authority or responsibility, (2) the failure of a successor or assign of CHC to assume the obligations set forth in the employment agreement, (3) a breach by CHC of a term of the employment agreement that is not cured by CHC within 30 days after written notice, or (4) if a change of control has occurred, (A) the failure of CHC (assuming it has the resources) to pay to the employee a cash bonus for each fiscal year during the term of the employment agreement at least equal to the highest bonus awarded to the employee during any fiscal year ending with the fiscal year in which the change of control occurs, or (B) the failure of CHC to continue in effect any benefit plan (or offer similar benefit plans) in which the employee or his dependents is participating immediately prior to the change of control, or take any action which would adversely affect or decrease the benefits available to the employee or his dependents under those benefit plans (or similar plans offered after the change of control).

        Christopher Parrotta's and R. Gregory Freeland's employment agreements require CHC to pay to the employee, in the event of a change of control, at his option, either (A) a lump sum equal to twice his salary for the year in which the change of control occurred or (B) the greater of (1) his salary for the remainder of the original term of the employment agreement, or (2) his salary for one year following termination. This amount is only payable if the employee is terminated without cause (as defined in his employment agreement) within 90 days following a change of control and is payable upon termination.

        Kathryn Freeland's employment agreement requires CHC to immediately pay her, upon a change of control, a lump sum equal to twice her salary for the year in which the change of control occurs.

        In addition, upon a change of control, the amounts due under the SERPs shall be accelerated pursuant to the terms of the SERPs and shall be payable to each employee within five days of the event constituting the change of control.

        Under the employment agreements and the SERPs various events may constitute a change of control including, when, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the board of directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause. As such, removal of the entire CHC board would constitute a change of control under these agreements.

        Pursuant to the SERPs, the change of control costs which would be sustained by CHC upon the removal of the board would be approximately $9.75 million. Additionally, CHC would sustain change of control costs of approximately $4.24 million under applicable employment agreements. Change of control payments under the SERPs and the employment agreements, as well as any costs associated with these payments, shall be paid by CHC.

        The following table summarizes the change of control payments due to (1) each of the persons CHC deems a participant in the solicitation and (2) all other persons.

CHANGE OF CONTROL PAYMENTS

Name of Participant	Payments due Under Employment Agreement	Payments due Under SERP	Total
William Murphy	$895,000	$1,000,000	$1,895,000
Michael Shea	490,000	1,000,000	1,490,000
Michael Caulfield	170,000	1,000,000	1,170,000
David Reingold	175,000	1,000,000	1,175,000
All Others	2,510,000	5,750,000	8,260,000

Total	$4,240,000	$9,750,000	$13,990,000

        In the event that the Dissident Group's proposals are approved and its nominees are elected, the equity based compensation will vest under the Company's equity incentive plans:

        Upon election of the Dissident Group's nominees to the board, all outstanding unvested stock options issued under the Company's various equity incentive plans shall vest and become immediately exercisable. As of September 12, 2005, there was an aggregate of 151,050 unvested stock options.

        CHC's equity based compensation plans each define a change of control to include the occurrence of the event where a majority of CHC's board of directors are not persons who were directors at the time of the plan's adoption subject to certain exceptions. In the event that the Dissident Group's Proposal 3 is approved by the shareholders at the special meeting, the Dissident Group's nominees will have been elected without the approval of the current board and a change of control will be deemed to have occurred.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by CHC for the fiscal years indicated, to the Chief Executive Officer and to each of CHC's other executive officers (together, the "named executive officers"), as of December 31, 2004.

SUMMARY COMPENSATION TABLE
as of December 31

Long-Term Compensation
	Annual Compensation					Awards		Payouts
	Year	Salary(1)	Bonus(2)		Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/ SARs	LTIP Payments	All Other Compensation(3)
William J. Murphy President and Chief Executive Officer	2004 2003 2002	$365,000 290,000 290,000	$	— 75,000 —	— — —	— — —	— 78,867 75,000	— — —	$17,380 16,180 16,580
Michael J. Shea Chief Financial Officer	2004 2003 2002	$220,000 150,000 150,000	$	— 40,000 —	— — —	— — —	— 71,292 30,000	— — —	$6,905 7,980 7,980
John E. Ferdinandi Controller (4)	2004 2003 2002	$42,000 — —		— — —	— — —	— — —	5,000 — —	— — —	$15,000 — —

(1)
The salaries set forth above for each of Messrs. Murphy and Shea reflect amounts corresponding to their promotion to President and CEO, in the case of Mr. Murphy, and Chief Financial Officer, in the case of Mr. Shea, and were not considered by the Compensation Committee to be salary increases based upon CHC's performance.

(2)
In connection with their appointments to President and CEO, and Chief Financial Officer, respectively, Mr. Murphy and Mr. Shea were awarded one-time retention bonuses in 2003. The awards of $75,000 and $40,000 to Mr. Murphy and Mr. Shea, respectively, would be returned to CHC in the event of voluntary termination from CHC within the first twelve months of their appointments.

(3)
CHC paid the premiums on a $150,000 term life insurance policy for both Mr. Murphy and Mr. Shea. Under each such insurance policy, the insured has the right to designate the beneficiaries. CHC maintains a defined contribution (401K) savings plan and contributes $.50 for every dollar contributed by all participating employees up to 4% of each employee's salary deferral.

CHC has non-qualified supplemental executive retirement benefit agreements with Messrs. Murphy and Shea. Under their agreements, Messrs. Murphy and Shea will be entitled to receive $1,000,000 each, upon retirement from CHC at age 65. If Mr. Murphy or Mr. Shea retires from continuous employment with CHC prior to age 65 as a result of total and permanent disability, he will be deemed to have continuously employed by CHC until age 65 for purposes of his agreement. If Mr. Murphy or Mr. Shea terminates his employment with CHC prior to reaching age 65, other than as a result of death or total and permanent disability, he will be entitled to receive, upon reaching age 65, a retirement benefit based on accrual and vesting formulas set forth in his respective agreement. Had either Mr. Murphy or Mr. Shea terminated his employment as of the date of this Proxy Statement, Mr. Murphy's accrued and vested benefit would be $448,900 and Mr. Shea's accrued and vested benefit would be $120,000. If Mr. Murphy or Mr. Shea were to die prior to age 65, while still in the employ of CHC, his beneficiaries would be entitled to receive a lump sum benefit equal to the greater of his accrued and vested benefit or $500,000. Benefits payable upon retirement may be paid in a lump sum or in annual installments at the discretion of the beneficiary. In the event that a Change of Control occurs, Mr. Murphy's and Mr. Shea's entitlements will immediately vest and become payable.

Messrs. Murphy and Shea were also entitled to an auto allowance of $12,000 and $4,800, respectively, for the years of 2003 and 2004.

Mr. Ferdinandi received a payment of $15,000 in order to induce him to enter into CHC's employment.

(4)
Mr. Ferdinandi's employment began in September, 2004. He has an employment agreement with CHC, which automatically renews (unless terminated by either party) each September. The Agreement provides for an annual salary at the current rate of $125,000, plus severance pay in the event of termination of employment by CHC.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2004
				Exercise Price	Expiration Date
						5%	10%
William J. Murphy	—		—	—	—	—	—
Michael J. Shea	—		—	—	—	—	—
John E. Ferdinandi	5,000	(1)	2.43%	$4.05	9/8/2009	5,595	12,363

(1)
Such options for John E. Ferdinandi were granted at commencement of employment in September 2004 with an exercise price of $4.05 at the grant date.

        Pursuant to the terms of the option grants, upon exercise of such options, if the optionee, while employed by CHC, desires to sell any shares acquired upon exercise of such options, the optionee must first offer such shares to CHC at their then fair market value. Mr. Ferdinandi's award of 5,000 options becomes exercisable over a period of three years.

        Prior to the adoption of FIN 44 and the Sarbanes-Oxley Act of 2002, certain officers had the right to borrow from CHC against the exercise price of options exercised. As of December 31, 2004 and 2003, total outstanding borrowings pertaining to Mr. Shea, amounted to $100,000 which borrowings occurred in 1999.

        The following table sets forth certain information concerning stock options exercised in 2004 or held as of the end of the year, by the named executive officers. Such options were granted under CHC's 1994 Incentive Stock Option and Appreciation Plans, and 2004 Omnibus Incentive Compensation Plan. No stock appreciation rights have been granted under either Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND DECEMBER 31, 2004 OPTION VALUES

			Number of Unexercised Options at 12/31/04			Value of Unexercised In-the-Money Options at 12/31/04
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable		Exercisable	Unexercisable
William J. Murphy	—	—	164,433	39,434		$117,845	$—	(3)
Michael J. Shea	—	—	110,646	20,646		$44,548	$—	(3)
John E. Ferdinandi	—	—	—	5,000	(2)	$—	$—	(3)

(1)
Value realized is defined by the Securities and Exchange Commission as the difference between the market value, on date of exercise, of shares acquired and the exercise price of the options exercised.

(2)
Such options for John E. Ferdinandi were granted at commencement of employment in September 2004 with an exercise price of $4.05 at the grant date.

(3)
The value in-the-money was based on the market price of the shares at December 31, 2004, which was lower than the option price.

        The following table summarizes information about CHC's equity compensation plans as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,656,000		$4.23	3,478,000	(1)
Equity compensation plans not approved by security holders	150,001	(2)	$3.89	-0-

Total	3,806,001		$4.22	3,478,000

(1)
Consists of 3,294,000 shares of CHC's common stock reserved under the 2004 Omnibus Incentive Compensation Plan and 184,000 shares of CHC's common stock reserved under the Company's 1991 Directors' Stock Option Plan.

(2)
Consists of warrants issued to Mr. Cassese in connection with his April 2003 severance agreement with CHC.

Employment Agreements

        Mr. Murphy is party to an employment agreement with CHC, which automatically renews (unless terminated by either party) each January. The agreement provides, among other things, for an annual salary at the current rate of $365,000, with such increases and bonuses, if any, as the Board of directors may determine, together with participation in all benefit plans in which members of CHC's senior management generally are entitled to participate. The agreement also provides that, if a Change of Control occurs and thereafter Mr. Murphy either continues to be employed by CHC through the end of the contract term or his employment is terminated by CHC other than for cause or disability (as such terms are defined in the agreement) or Mr. Murphy terminates his employment for good reason (as defined in the agreement), then Mr. Murphy shall be entitled to receive a lump sum equal to two times his current base salary and highest bonus (subject to reduction to avoid excise or other taxes) earned during his employment with CHC, as well as continued benefits under CHC's benefit plans.

        Mr. Shea has an employment agreement with CHC, which automatically renews (unless terminated by either party) each March. The agreement provides for an annual salary at the current rate of $220,000, plus severance pay in the event of termination of employment by CHC. The agreement also provides that, if a Change of Control occurs and thereafter Mr. Shea either continues to be employed by CHC through the end of the contract term or his employment is terminated by CHC other than for cause or disability (as such terms are defined in the agreement) or Mr. Shea terminates his employment for good reason (as defined in the agreement), then Mr. Shea shall be entitled to receive a lump sum equal to two times his current base salary and highest bonus (subject to reduction to avoid excise or other taxes) earned during his employment with CHC, as well as continued benefits under CHC's benefit plans.

        Mr. Ferdinandi has an employment agreement with CHC, which automatically renews (unless terminated by either party) each September. The agreement provides for an annual salary at the current rate of $125,000, plus severance pay in the event of termination of employment by CHC.

COMPENSATION COMMITTEE REPORT

Compensation Policies

        The Compensation Committee (the "Committee") of the board of directors consisted of five non-employee directors in the last completed fiscal year. The Committee is responsible for developing policies and making specific recommendations to the board of directors with respect to the compensation of CHC's executive officers. The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

        To help achieve this, the Committee, among other things, considers the chief executive officer's recommendations with respect to other executive officers, evaluates CHC's performance both in terms of current achievements and significant initiatives with long-term implications, assesses the contributions of individual executives, and compares compensation levels with those of other leading companies in similar or related industries.

Fiscal 2004 Compensation

        The compensation package for executives is generally made up of three components:

  •
  Base salary

  •
  Performance-based bonus compensation; and

  •
  Long-term incentive compensation in the form of stock options.

        Base Salary.    The Committee endeavors to set base salaries at levels comparable to the amounts paid to executives with similar qualifications, experience and responsibilities at other technology companies. On an annual basis, the Committee reviews base salaries for all executive officers, including the Chief Executive Officer, and determines if any adjustments should be made based on the competitive data and the individual's performance.

        Performance-Based Bonus Compensation.    On an annual basis, the CHC board establishes financial and operational goals for CHC. Performance-based bonuses for executive officers are based upon management's success in meeting these goals. CHC does not have any formal bonus programs; the Committee evaluates each executive's contribution on a case by case basis. No bonuses were awarded in 2004 because the performance goals set by the CHC board and set forth below were not achieved.

        Stock Options.    Stock options are designed to provide long-term incentives to executive officers, to encourage them to remain with CHC and to develop and maintain a significant, long-term interest in CHC's common stock, which in turn motivates these executives to focus on long-term enhancement in shareholder value. Stock option awards are granted at an exercise price equal to the fair market value of CHC's common stock on the date of the grant. Therefore, the executive earns no compensation with respect to these options unless CHC's share price increases. In determining actual awards, the Committee considers the external competitive market, past option grants, the contribution of each individual, and the need to retain the individual.

        To assist the Committee in determining executives' base salary, bonus awards and option grants, the Committee retained a prominent compensation consultant which compared CHC's salaries, bonus awards and option grants policies to a comparator group of 10 computer services companies. Of the companies chosen for the comparator group, five were companies from CHC's peer group utilized in CHC's performance graph and the remaining five were other services companies in the industry; the consultant determined that a group of five companies (CHC's peer group companies) was an insufficient group for comparison of executive compensation. The consultant did not report on specific parameters of performance as to the comparator group in connection with compensation determinations.

        In reviewing and recommending performance based compensation, the Committee has used the objectives in CHC's business strategy approved by the CHC board for the year ended 2004. These objectives include annual revenue growth (both organic and acquired) of 10% to 20%, achievement of positive operating margins for the year, growth of CHC's Chimes business greater than that of the other business units and maintaining its market leadership position, expansion of CHC's higher margin federal government and solutions business and maintaining of a strong balance sheet. For the year ended December 31, 2004, CHC achieved revenue growth of 7% but did not achieve the growth target of 10% to 20%. Additionally, CHC did not achieve sustained profitability during 2004 but rather reduced its operating losses by 42% from the prior year (excluding special items).

        In considering the compensation of CHC's Chief Executive Officer, William Murphy, and Chief Financial Officer, Michael Shea, the Committee followed its performance based compensation philosophy described above. The Committee considered Mr. Murphy's promotion from Interim President and Chief Executive Officer to CHC's President and Chief Executive Officer and Mr. Shea's promotion from Interim Chief Financial Officer to Chief Financial Officer, as well as CHC's achievements and continuing challenges (as described below). By Committee action, these executives' respective annual salaries were increased to reflect their promotions by adding the incentive stay bonus awarded to each of them in 2003 (upon their acceptance of their respective interim positions), to each executive's base salary going forward. In the case of Mr. Shea a market adjustment based on the consultant's report was made as well. Consideration was given to the compensation of the comparator group executives noted in the report of CHC's outside consultant and to the achievement of the objectives noted above. Mr. Murphy's compensation was positioned approximately 13% below the median of the comparator group and Mr. Shea's was positioned approximately 14% below the median of the comparator group. For 2004, neither Mr. Murphy nor Mr. Shea earned a performance based bonus.

        CHC has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and reward them for their contribution to CHC's long-term share performance. These grants are designed to align the executive's interests with that of the shareholders. In 2004, neither Mr. Murphy nor Mr. Shea was granted any options to purchase shares of CHC's common stock.

        The Committee made its determinations regarding compensation, including the recommendation against making any option grants, in part, based on the challenges faced by CHC in 2004 including, industry challenges such as continued outsourcing of technology jobs and the lack of new catalyst-type software applications, and company challenges such as the accounting error discovered in 2004 and the resulting restatement of financial results during the third and fourth quarters of 2004. Also, in the case of Mr. Murphy, the Committee felt that Mr. Murphy's holdings as of December 31, 2004 of approximately 204,000 options more competitively align the Chief Executive Officer's compensation with long-term incentives in the marketplace, and recognize his leadership through a difficult period for CHC.

Compensation Committee
William M. Duncan, Chair Eric P. Edelstein William J. Marino Earl L. Mason L. White Matthews, III

DIRECTORS' COMPENSATION

        Directors who are not employees of CHC are each entitled to receive an annual retainer of $20,000. Chairman of the Board is entitled to receive an annual retainer of $30,000. The Directors and Chairman of the Board are entitled to receive a meeting attendance fee of $1,000 per meeting. Chair positions of each committee receive an annual fee of $3,000.

        In 1998, CHC amended the 1991 Non-Qualified Directors' Stock Option Plan, providing that each new director of CHC who is not an employee of CHC and who joins the board on or after 1998 (i) shall immediately receive options to purchase 10,000 shares of its common stock, which vest immediately, and (ii) shall receive annual grants to purchase an additional 10,000 shares of its common stock, which shall vest immediately. The plan originally was to expire on March 4, 2001 and was extended by the Board of directors and shareholders to March 6, 2007. In accordance with the Plan, as amended, Messrs. Duncan, Marino, Mason, Edelstein, Matthews and Obuchowski were each awarded their annual grant on January 1, 2005 to purchase 10,000 shares of CHC's common stock at a grant price of $3.81.

Directors' and Officers' Liability Insurance

        CHC maintains directors' and officers' liability insurance, providing coverage of up to $20,000,000, subject to a deductible. The policy also insures CHC against amounts paid by it to indemnify directors and officers. The current policy covers a period of one year at an annual premium of approximately $771,743.

PERFORMANCE GRAPH

        Below are graphs comparing the cumulative total shareholder return on CHC's common stock for the last five fiscal years with the cumulative weighted total shareholder return (assuming the reinvestment of dividends) of the companies included in the Nasdaq Market Index and the companies in the Peer Group selected by CHC. The Peer Group Index consists of five companies that are similar to CHC in business lines, size and revenues, each of which is engaged not only in professional services, but is also involved in emerging and prospective "total solutions". They are Analysts International Corp., iGate Corp., Covansys Corp., CIBER, Inc. and Computer Task Group Inc.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG COMPUTER HORIZONS CORP.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JANUARY 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2004

	1999	2000	2001	2002	2003	2004
COMPUTER HORIZONS CORP.	100.00	15.06	19.83	20.20	24.22	23.54
PEER GROUP INDEX	100.00	22.61	29.11	15.84	33.67	35.51
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

        This graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act except to the extent we specifically incorporate the graph by reference therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires CHC's officers and directors, and persons who own more than ten percent of a registered class of CHC's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish CHC with copies of all Section 16(a) forms they file.

        Based on its review of the copies of such forms received, CHC believes that Messrs. Duncan, Mason, Marino, Edelstein, Matthews and Obuchowski inadvertently filed Statements of Changes in Beneficial Ownership on Form 4 pertaining to their annual grant of stock options past their due dates. Mr. Ferdinandi inadvertently filed his initial Statement of Beneficial Ownership on Form 3 past its due date. CHC believes that during 2004, all other filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

AUDITORS; AUDIT AND NON-AUDIT FEES

        Grant Thornton LLP was CHC's principal accountant for the most recently completed fiscal year ended December 31, 2004 and the selection of Grant Thornton LLP to be the Company's independent auditors for the year ending December 31, 2005 was ratified by CHC shareholders at the annual meeting of shareholders held on May 18, 2005. In connection with the fiscal years ended December 31, 2004 and 2003, Grant Thornton LLP provided various audit and non-audit services to CHC and billed CHC for these services as follows:

  a)
  Audit Fees. Fees for audit services totaled $1,385,000 and $1,142,000 in 2004 and 2003, respectively, including fees for the audit of CHC's annual financial statements included in the Company's Form 10-K, review of CHC's quarterly financial statements included in CHC's Form 10-Q, Sarbanes Oxley Section 404 audit procedures, consents and accounting consultations, and other such services that generally only an independent accountant can provide.

  b)
  Audit Related Fees. Fees for audit-related services totaled $625,000 and $430,000 in 2004 and 2003, respectively, including fees for the audit of CHC's restated Forms 10-K and 10-Q, acquisition due diligence, review of CHC's S-3 filing, Chimes SAS 70 review, employee benefit plan audits and certain other services traditionally performed by independent accountants.

  c)
  Tax Fees. Fees for tax services, including tax preparation, compliance and tax planning, totaled $160,000 and $282,000 in 2004 and 2003, respectively. These amounts include tax preparation and compliance fees of $106,000 and $98,000 in 2004 and 2003, respectively.

  d)
  All Other Fees. None in 2004 and 2003.

        A representative of Grant Thornton LLP is expected to be present at the special meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

        Consistent with SEC policies regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Prior to engagement, the Audit Committee pre-approves these services by category and service. Since 2002, the Audit Committee has approved 100% of the services described under Audit-Related Fees, Tax Fees and

All Other Fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Grant Thornton LLP and determined that such services did not adversely affect the independence of Grant Thornton LLP.

IMPORTANT

        Your vote at the special meeting is especially important because of the Dissident Group's attempt to take control of CHC and its board of directors. Please sign, date and return the enclosed WHITE proxy card in the pre-addressed, postage-paid envelope TODAY.

        We urge you not to sign or return any proxy card that may be sent to you by the Dissident Group, even as a protest vote against them. If you previously voted on a Dissident Group BLUE proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy card will count. Please refer to "Questions & Answers" for a discussion of how to revoke your proxy.

        If the CHC shares you own are held in the name of a broker, bank or other nominee, only it can sign a WHITE proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a WHITE proxy card to be signed representing you CHC shares. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to our proxy solicitor, Morrow & Co., Inc. at the address indicated below so that it can attempt to ensure that your instructions are followed. If you have any questions about executing your proxy or require assistance, please contact:

Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022
call toll-free: (800) 607-0088
 chc.info@morrowco.com Banks and brokerage firms please call (800) 654-2468

APPENDIX I

INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN
THE
COMPANY'S SOLICITATION FOR PROXIES

Directors, Named Executive Officers and Other Participants

        The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, officers and employees of CHC who, under SEC rules, are deemed "Participants" in our solicitation of proxies from CHC shareholders in connection with the special meeting. Our directors who are deemed participants in our solicitation are set forth under "Board of Directors' section of this proxy statement. The name and business addresses of the organizations of employment of our directors are indicated below. Unless otherwise indicated, the principal business address of each such person is c/o Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495.

Name	Present Office or Other Principal Occupation or Employment
Earl L. Mason	Chairman of the Board
William J. Murphy	President and Chief Executive Officer, Director
William M. Duncan Director of International Studies Stony Brook University New York, New York	Director
Eric P. Edelstein Chief Financial Officer Griffon Corporation 100 Jericho Quadrangle Jericho, New York 11753	Director
William M. Marino President and Chief Executive Officer Horizon Blue Cross and Blue Shield of NJ 2 Penn Plaza Newark, New Jersey 07102	Director
Edward Obuchowski	Director
Michael J. Shea	Chief Financial Officer
David Reingold	Senior Vice President
Michael C. Caulfield	General Counsel and Chief Compliance Officer
Lauren Felice	Vice President Investor Relations and Communications

Information Regarding Ownership of CHC's Securities by Participants

        None of the parties listed above owns any CHC securities of record but not beneficially. The number of shares of CHC common stock held by directors and named executive officers is set forth in the proxy statement under the caption "Beneficial Ownership by Principal Shareholders and Management." The number of shares of CHC common stock beneficially held by the other Participants as of September 12, 2005 is set forth below. The information includes shares that may be acquired by the exercise of stock options within 60 days of September 12, 2005.

Name/Title	Number of Shares Beneficially Owned	Options Exercisable within 60 days	Percentage of Shares Beneficially Owned
David Reingold	97,955	42,001	*
Michael C. Caulfield	22,459	19,334
Lauren Felice	0	0	*

*
Less than 1%

Information Regarding Transactions in CHC's Securities by Participants

        The following table sets forth all transactions that may be deemed purchases or sales of CHC's common stock by the Participants since September 12, 2003. Unless otherwise indicate, all transactions were in the public market and none of the purchase price or market values for those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

NAME	DATE	NUMBER OF SHARES OF COMMON STOCK, OR OPTIONS TO ACQUIRE SUCH STOCK, ACQUIRED OR (DISPOSE OF)
William J. Murphy	01/03/03	1,169	(2)
	05/16/03	2,769	(2)
	07/03/03	2,760	(2)
	08/13/03	78,867	(1)
	10/02/03	2,305	(1)
	12/16/03	(750	)(3)
	12/17/03	(500	)(3)
	01/06/04	1,093	(2)
	04/05/04	2,176	(2)
	07/02/04	2,143	(2)
	10/04/04	2,748	(2)
	12/16/04	(1,250	)(3)
Michael J. Shea	08/13/03	21,292	(1)
	11/20/03	50,000	(1)
David Reingold	05/07/04	(2,000	)(3)
	05/17/04	(2,500	)(3)
	06/30/04	776	(4)
	09/09/04	30,000	(5)
	09/09/05	(30,000	)(6)
	09/30/04	791	(4)
	12/31/04	811	(4)

Michael C. Caulfield	08/13/03	4,000	(1)
	10/02/03	270	(4)
	11/20/03	16,000	(1)
	01/06/04	285	(4)
	04/05/04	255	(4)
	05/03/04	10,000	(5)
	05/03/04	(10,000	)(6)
	07/02/04	251	(4)
	10/04/04	256	(4)
	01/04/05	262	(4)
	04/06/05	273	(4)
	07/05/05	319	(4)
William M. Duncan	01/01/03	10,000	(1)
	01/01/04	10,000	(1)
	05/20/04	5,000	(2)
	01/01/05	10,000	(1)
Earl L. Mason	01/01/03	10,000	(1)
	01/01/04	10,000	(1)
	08/03/04	40,000	(2)
	01/01/05	10,000	(1)
William J. Marino	01/01/03	10,000	(1)
	01/01/04	10,000	(1)
	05/04/04	7,200	(2)
	01/01/05	10,000	(1)
Eric P. Edelstein	11/20/03	10,000	(1)
	08/13/04	5,000	(2)
	01/01/05	10,000	(1)
Edward J. Obuchowski	05/19/04	10,000	(1)
	08/09/04	5,000	(2)
	01/01/05	10,000	(1)

(1)
Grant of stock option

(2)
Open market purchase

(3)
Aggregate number of shares disposed of as of the date indicated that were disposed of through periodic dispositions under the Company's Employee Stock Purchase Plan.

(4)
Aggregate number of shares acquired as of the date indicated that were acquired through periodic employee contributions under the Company's Employee Stock Purchase Plan.

(5)
Exercise of stock option

(6)
Open market sale

Miscellaneous Information Regarding Participants

        Except as described in this Appendix I or otherwise disclosed in this proxy statement, to the best of our knowledge, none of the Participants (i) owns any securities of CHC or any subsidiary of CHC, beneficially or of record, (ii) has purchased or sold any of such securities within the past two years or (iii) is or within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix I or in the proxy statement, to the best knowledge of the Participants, none of their associates beneficially owns, directly or indirectly, any securities of CHC. Other than as disclosed in this Appendix I or in the proxy statement, to the knowledge of CHC, none of CHC or any of the Participants has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the special meeting or is or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of CHC, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix I or in the proxy statement, to the knowledge of CHC, none of CHC or any of the Participants, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of CHC's last fiscal year or any currently proposed transactions, or series of similar transactions, to which CHC or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

        Other than in this Appendix I or in the proxy statement, to the knowledge of CHC, none of CHC or any of the Participants, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by CHC or its affiliates or with respect to any future transactions to which CHC or any of its affiliates will or may be a party.

FORM OF PROXY CARD AND ADMISSION TICKET

DATED OCTOBER 11, 2005

If you plan to attend the Special Meeting, please bring this admission ticket with you.

ADMISSION TICKET
COMPUTER HORIZONS CORP.
SPECIAL MEETING OF SHAREHOLDERS

Tuesday, October 11, 2005
11:00 A.M. Local Time
Hanover Marriott
1401 State Highway No. 10
Whippany, New Jersey

Shareholders will be admitted to the Special Meeting beginning at
10:30 A.M. Eastern time.

REVOCABLE PROXY CARD
COMPUTER HORIZONS CORP.

SPECIAL MEETING OF SHAREHOLDERS
TUESDAY, OCTOBER 11, 2005
11:00 A.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints William J. Murphy and Michael C. Caulfield, and each of them, as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott, 1401 State Highway No. 10, Whippany, New Jersey on Tuesday, October 11, 2005 at 11:00 A.M., local time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED "AGAINST" PROPOSALS 1 AND 2 AND "WITHHOLD
AUTHORITY" AS TO PROPOSAL 3.

(Continued, and to be marked, dated and signed, on the other side)

\/ FOLD AND DETACH HERE \/

COMPUTER HORIZONS CORP.—SPECIAL MEETING, TUESDAY, OCTOBER 11, 2005

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

http://www.computerhorizons.com

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors of Computer Horizons Corp. recommends a vote "AGAINST" the following proposals.					Please mark vote as indicated in this example		☒
1. The Dissident Group's proposal to remove all of the existing directors serving on the CHC board of directors without cause.	For ☐	Against ☐	Abstain ☐	3. The Dissident Group's proposal to elect its slate of director nominees to the CHC board of directors Nominees: Eric Rosenfeld, Karl L. Meyer, Robert F. Walters, Frank J. Tanki and Willem Van Rijn	For all Nominees ☐	Withhold authority to vote for all nominees ☐	For all except nominee written below ☐
2. The Dissident Group's proposal to fix the number of members of the CHC board of directors at five.	For ☐	Against ☐	Abstain ☐

Please be sure to date and sign this proxy card in the box below.
Date
Signature
Signature (if held jointly)

Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

QuickLinks

COMPUTER HORIZONS CORP. 49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 11, 2005
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
PROPOSALS TO BE VOTED ON
THE BOARD OF DIRECTORS
Executive Officers of the Company
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CHANGE OF CONTROL PROVISIONS
CHANGE OF CONTROL PAYMENTS
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2004 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
DIRECTORS' COMPENSATION
PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG COMPUTER HORIZONS CORP., NASDAQ MARKET INDEX AND PEER GROUP INDEX
ASSUMES $100 INVESTED ON JANUARY 1, 2000 ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING DECEMBER 31, 2004
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS; AUDIT AND NON-AUDIT FEES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
IMPORTANT
INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE COMPANY'S SOLICITATION FOR PROXIES